Exhibit 99.7

Instrument of Adoption and Assumption of Agreement

Between BNS Co. and Michael D. Warren Associates, Inc.

Pursuant to the Holding Company reorganization and in accordance with the Agreement and Plan of Merger dated as of December 14, 2004 by and among BNS Co., BNS Holding, Inc. and BNS Holdings Merger Sub, Inc., BNS Holding, Inc. hereby adopts and assumes, effective from and after the Effective Date as defined in said Agreement and Plan of Merger, all rights and obligations under the Amended and Restated Agreement dated as of January 24, 2003, as amended to date, between BNS Co. and Michael D. Warren Associates, Inc. (the “Agreement”). Said Agreement shall no longer be an agreement of BNS Co.

Executed and delivered as of this 14th day of December, 2004.

BNS Co.

By:
Name:	Michael Warren
Title:	President

BNS Holding, Inc.

By:
Name:	Michael Warren
Title:	President

THE UNDERSIGNED HEREBY CONSENTS TO THE ASSIGNMENT AND ASSUMPTION OF THE AGREEMENT BY BNS HOLDING, INC.

MICHAEL WARREN ASSOCIATES, INC.

By:
Michael Warren, President

Dated: December 14, 2004